Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556, 33-58710,
33-58712,  333-10297,  333-18037, 333- 18581, 333-19783,  333-23251,  333-27803,
333-28305, 333-32615, 333-32617 and 333-32621) of our reports dated July 7, 1998 on our audits of the supplemental consolidated financial statements of Conseco, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, included as Exhibit 99.1 to the Current Report on Form 8-K of Conseco, Inc. dated June 30, 1998, as amended.




                                                  /S/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------
                                                  /S/ PRICEWATERHOUSECOOPERS LLP

Indianapolis, Indiana
August 6, 1998